UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2017

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

30 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2017, OWC Pharmaceutical Research Corp. (OTCQB: OWCP), hereinafter, the “Registrant”), appointed Dr. Stanley Hirsch to serve as Chairman of the Board of Directors of the Registrant. In connection with the appointment of Dr. Hirsch as Chairman, Mr. Mordechai Bignitz, who has served as Chairman and CEO of the Registrant and its wholly-owned Israeli subsidiary, One World Cannabis Ltd., since July 2014, shall continue to serve as a member of the Registrant’s Board of Directors and as CEO of the Registrant and of One World Cannabis Ltd.

Dr. Stanley Hirsch, age 59, Chairman: Dr. Hirsch has extensive executive and board level experience for more than the past 25 years in private and publicly listed companies in biopharmaceutical and agricultural biotech industries, among others, including direct experience in raising capital and leading M&A activity together with multi-cultural management skills, having managed companies in Israel, Brazil, UK, China and the United States.

From May 2016 to the present, Dr. Hirsch has served as Chairman of the Board of Directors of Foamix Pharmaceuticals Ltd (NASDAQ: FOMX), an Israeli-based clinical-stage specialty pharmaceutical company in late-stage clinical development and commercializing two proprietary products for the treatment of acne, rosacea and other skin conditions. Foamix collaborates with leading global pharmaceutical companies in the creation and commercialization of its advanced skin treatment products.

From August 2007 to the present, Dr. Hirsch has served as Group CEO of FuturaGene Limited and its predecessor company, FuturaGene Plc, which was listed on the AIM-London Stock Exchange, prior to acquisition by Suzano Pulp and Paper of Brazil (SUZB, BOVESPA, Sao Paulo) in July 2010. FuturaGene Limited is a world leader in the development of environmentally friendly solutions that improve and protect crop yields, engaged in the development and delivery of sustainable genetic solutions for global forestry, biopower, biofuels, and agricultural markets.

Dr. Hirsch’s educational experience includes a D.Phil in Cell Biology and Immunology from Oxford University, UK, in 1982, a B.Sc. degree with honors in Medical Biochemistry from the University of Capetown, South Africa in 1979, among other academic honors and awards from Oxford University and University of Capetown.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description

99.1	Press Release dated July 25, 2017, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: July 24, 2017